===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT

                             _____________________

                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 14, 2004


                             Wynn Resorts, Limited
             (Exact Name of Registrant as Specified in its Charter)


             Nevada                     000-50028               46-0484987
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
         Incorporation)                                    Identification No.)


       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                   89109
  (Address of Principal Executive Offices)                    (Zip Code)


                                 (702) 770-7555
              (Registrant's telephone number, including area code)

===============================================================================

Item 5.  Other Events and Required FD Disclosure.

On June 14, 2004, pursuant to the indenture (the "Indenture") governing the 12% Second Mortgage Notes due 2010 (the "Notes") of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (collectively, the "Issuers"), the Issuers redeemed $122,420,000 of the $370,000,000 in aggregate principal amount of Notes outstanding immediately prior to the redemption. The redemption was funded with a portion of the approximately $267,900,000 of net proceeds received in the Registrant's offering of 7,000,000 shares of common stock that was completed on May 12, 2004.

The total amount of Notes redeemed included $8,981,000 aggregate principal amount of Notes held by certain directors, officers and affiliates of the Registrant. Prior to the redemption, these directors, officers and affiliates held $27,178,000 in aggregate principal amount of the Notes. As previously disclosed, the Notes that were redeemed were selected on the basis of the standard procedures of the Depository Trust Company.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2004

                                   Wynn Resorts, Limited


                                   By: /s/ John Strzemp
                                       ------------------------------
                                       John Strzemp
                                       Executive Vice President and
                                       Chief Financial Officer